EXHIBIT 10.28

AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”) is made and entered into as of July 6, 2005 by and among CORD BLOOD AMERICA, INC., a Florida corporation (the “Company”) and CORNELL CAPITAL PARTNERS, L.P., (“Cornell Capital”).

WHEREAS, the Company entered into an Amended and Restated Promissory Note with Cornell Capital on June 21, 2005 (the “Promissory Note”) in the principal amount of $600,000, pursuant to which the principal amount of One Hundred Seventy Five Thousand Dollars ($175,000) was funded on April 27, 2005 (the “Initial Closing”), the principal amount of Three Hundred Thousand Dollars ($300,000) was be funded on June 21, 2005 (the “Second Closing”), and the principal amount of $125,000 shall be funded on July 11, 2005 (the “Third Closing”) (all capitalized terms herein, unless otherwise indicated, shall have the meaning ascribed to them in the Securities Purchase Agreement);

WHEREAS, in accordance with the terms of the Promissory Note, the Company is required to make weekly Scheduled Payments in accordance the payment schedule attached to the Promissory Note as Schedule A; and

WHEREAS, the parties desire to accelerate the timing of the Third Closing and amend the Scheduled Payments as set forth below.

NOW, THEREFORE, for good and valuable consideration, the parties do hereby agree to as follows:

1.

Amended Third Closing. The date of the Third Closing as set forth in Section 1 of the Promissory Note shall be changed from July 11, 2005 to July 6, 2005. The conditions to the Third Closing set forth in Section 8 shall remain unchanged.

2.

Scheduled Principal and Interest Payments of the Note. The Payment Schedule set forth in Schedule A of the Promissory Note shall be replaced with the Amended Payment Schedule set forth as Schedule A hereto.

3.

Other Terms. This Agreement shall have no effect on any other terms or conditions of the Securities Purchase Agreement.

4.

Effective Date and Counterpart Signature. This Agreement shall be effective as of the date first written above. This Agreement, and acceptance of same, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telex or by telecopy or telefax of a facsimile signature page shall be binding upon that party so confirming.

5.

Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to its conflicts of laws principles.

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IN WITNESS WHEREOF, The parties have caused this Amendment Agreement to be executed on the day and year first above written.

CORD BLOOD AMERICA, INC.

By:

Name:

Matthew Schissler

Title:

Chairman & Chief Executive

CORNELL CAPITAL PARTNERS, L.P.

By:

Yorkville Advisors, LLC

Its:

General Partner

By:

Name:  Mark Angelo

Its:       Managing Director

SCHEDULE A
AMENDED PAYMENT SCHEDULE

Scheduled Payment Due Date	Principal Payment
June 27, 2005	25,000.00
July 4, 2005	250,000.00
July 11, 2005	250,000.00
July 18, 2005	85,553.42